AMENDMENT NO. 6 TO MASTER DISTRIBUTION AND
INDIVIDUAL SHAREHOLDER SERVICES PLAN

American Century ETF Trust

THIS AMENDMENT NO. 6 TO MASTER DISTRIBUTION AND INDIVIDUAL SHAREHOLDER SERVICES PLAN (“Amendment”) is effective as of the 10th day of September, 2020, by AMERICAN CENTURY ETF TRUST (the “Issuer”). Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Plan (defined below).

WHEREAS, the Issuer is party to a certain Master Distribution and Individual Shareholder Services Plan dated January 9, 2018, and amended effective July 5, 2018, September 7, 2018, September 6, 2019, January 21, 2020 and April 8, 2020 (the “Plan”); and

WHEREAS, the parties hereto desire to enter into this Amendment to reflect the addition of three duly established New Series of shares titled Avantis Core Fixed Income ETF, Avantis Short-Term Fixed Income ETF and Avantis Core Municipal Fixed Income ETF.

NOW, THEREFORE, IN CONSIDERATION of the mutual promises and agreements herein contained, the parties agree as follows:

1.    Amendment of Schedule A. Schedule A to the Plan is hereby amended by deleting it in its entirety and inserting in lieu therefor the Schedule A attached hereto.

2.    Ratification and Confirmation of Agreement. In the event of a conflict between the terms of this Amendment and the Plan, it is the intention of the parties that the terms of this Amendment shall control and the Plan shall be interpreted on that basis. To the extent the provisions of the Plan have not been amended by this Amendment, the parties hereby confirm and ratify the Plan.

3.Full Force and Effect. Except as expressly supplemented, amended or consented to hereby, all of the representations, warranties, terms, covenants and conditions of the Plan shall remain unamended and shall continue to be in full force and effect.

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IN WITNESS WHEREOF, the undersigned has executed this Amendment to be effective as of the day and year first above written.

AMERICAN CENTURY ETF TRUST

By: /s/ Charles A. Etherington
Charles A. Etherington
Vice President

American Century ETF Trust

SCHEDULE A

Series of the Issuer

Series                                    Date Plan Effective
AMERICAN CENTURY ETF TRUST

➢	American Century STOXX® U.S. Quality Value ETF January 9, 2018

➢	American Century Diversified Corporate Bond ETF January 9, 2018

➢	American Century STOXX® U.S. Quality Growth ETF July 5, 2018

➢	American Century Quality Diversified International ETF July 5, 2018

➢	American Century Diversified Municipal Bond ETF September 7, 2018

➢	Avantis U.S. Equity ETF September 6, 2019

➢	Avantis International Equity ETF September 6, 2019

➢	Avantis Emerging Markets Equity ETF September 6, 2019

➢	Avantis U.S. Small Cap Value ETF September 6, 2019

➢	Avantis International Small Cap Value ETF September 6, 2019

➢	American Century Focused Dynamic Growth ETF January 21, 2020

➢	American Century Focused Large Cap Value ETF January 21, 2020

➢	American Century Mid Cap Growth Impact ETF April 28, 2020

➢	American Century Sustainable Equity ETF April 28, 2020

➢	Avantis Core Fixed Income ETF September 10, 2020

➢	Avantis Short-Term Fixed Income ETF September 10, 2020

➢	Avantis Core Municipal Fixed Income ETF September 10, 2020

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